Exhibit 21

Subsidiaries of AGL Resources Inc. *

Following is a listing of the significant subsidiaries as of December 31, 2008

Name of Subsidiary:	Jurisdiction:
AGL Capital Corporation	Nevada
AGL Networks, LLC	Georgia
AGL Services Company	Georgia
Atlanta Gas Light Company	Georgia
Chattanooga Gas Company	Tennessee
Georgia Natural Gas Company	Georgia
SouthStar Energy Services LLC**	Delaware
Golden Triangle Storage***	Texas
NUI Utilities, Inc.****	New Jersey
Pivotal Jefferson Island Storage & Hub, LLC Jefferson Island Storage & Hub, LLC*****	Delaware Delaware
Sequent Energy Management, LP	Georgia
Virginia Natural Gas, Inc.	Virginia

* The names of certain subsidiaries have not been included because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary

** 70% owned by Georgia Natural Gas Company

***Salt-dome storage facility located in Beaumont, Texas

**** Includes operations of three natural gas utilities, Elizabethtown Gas (New Jersey); Florida City Gas (Florida) and Elkton Gas (Maryland)

***** 100% owned by Pivotal Jefferson Island Storage & Hub, LLC